SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2007
(Date of Earliest Event Reported)

CALYPSO WIRELESS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-08497	13-5671924
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N.W. 79th Ave., Suite 220, Doral, FL		33122
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (305) 828-3418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On December 5, 2007, the Registrant's board of directors terminated Mr. Cristian Turrini as the Registrant’s chief executive officer and president. The termination was the result of an internal investigation, with the assistance of outside counsel, that disclosed that Mr. Turrini breached the terms of his employment agreement and breached his fiduciary duty to the Registrant by, among other things, authorizing the issuance of shares without board approval to two entities, Baxter Technologies and Voice to Phone. The issuance of the shares to the two entities was without the approval of and in direct contravention of the directives of the Registrant’s Board of Directors. Our auditors have been informed of the reasons for the termination and the Registrant and its attorneys are considering appropriate action against Mr. Turrini and will pursue efforts for the return of the unauthorized issued shares.

On November 18, 2007, the Board of Directors appointed Ms. Cheryl L. Dotson to the Board of Directors. Ms. Dotson, a certified public accountant, previously served as the Registrant’s chief financial officer from September 2005 to October 2006. On August 21, 2007, Ms. Dotson was again appointed as Registrant’s chief financial officer. From April 2001 through January 2003, Ms. Dotson was a senior manager of BearingPoint, Inc., one of the world’s largest consulting firms and a successor to KPMG Consulting, where Ms. Dotson served as a senior manager. Ms. Dotson has held executive positions in both the private sector and in government, serving as Deputy Director of Finance and Administration and then as Chief of Staff for the City of Houston, TX. Ms. Dotson is the owner and president/CEO of Smart Management Services, Inc., a management consulting company located in Houston, TX.

George J Schilling - President, CEO and Director

On December 3, 2007, the Registrant's Board of Directors appointed George Schilling as interim president and chief executive officer. Mr. Schilling previously served as the Registrant's president and chief executive officer of the Registrant from December 2004 through August 2005. Mr. Schilling is a seasoned business manager with experience and leadership in the growth of small companies that are focused on sales and global marketing. Mr. Schilling currently serves on the Board of Directors and is a consultant for Gridline Communications Holdings, Inc., a Delaware corporation, that offers the global deployment of Broadband Over Power lines. Mr. Schilling has extensive experience as a self-employed broker for the global construction, sales and financing plans for the delivery of yachts to his pre-qualified clientele. Mr. Schilling received his B.S. degree from Arizona State University in 1969 with continuing studies at Grand Canyon College and South Hampton College, NY. He has appeared on World Business Review with Alexander Haig and is a recognized consultant in public relations.

None of the above-referenced officers have a family relationship with other directors, officers or nominees and none of the appointees has a material interest in any former or future transactions of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
9.02	Employment Agreement between the Registrant and George J. Schilling, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calypso Wireless, Inc.
By: /s/ Cheryl L. Dotson, CFO and Director

Date: December 6, 2007